SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2012

MICRONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17966	22-2063614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Hampshire Drive

Hudson, NH 03051

(Address of principal executive offices, including zip code)

(603) 883-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On July 30, 2012, Micronetics, Inc. (“Micronetics”) signed a memorandum of understanding to settle the previously disclosed class action lawsuit captioned In re Micronetics, Inc. Shareholder Litigation, C.A. No. 7626-VCP pending in the Delaware Court of Chancery and the lawsuit in the New Hampshire Superior Court entitled Constantinescu v. Micronetics, et al., No. 226-2012-CV-490 and the newly-filed action in the United States District Court for the District of New Hampshire entitled Joshi v. Micronetics, Inc., et al., No. 1:12-CV-00285 (collectively, the “Merger Litigation”). The Merger Litigation relates to the Agreement and Plan of Merger, dated as of June 8, 2012, by and among Mercury Computer Systems, Inc. (NASDAQ: MRCY, www.mc.com) (“Mercury”), a new Mercury subsidiary, and Micronetics. On July 30, 2012, Micronetics issued a press release announcing the settlement of the Merger Litigation. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Micronetics, Inc., dated as of July 30, 2012, announcing settlement of the Merger Litigation.

Forward Looking Statements

Information set forth in this Current Report on Form 8–K contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act including, without limitation, statements regarding the expected benefits and closing of the proposed Merger and management’s expectations, beliefs and intentions. All forward-looking statements included in this communication are based on information available to Micronetics on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on Micronetics’ results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Undue reliance should not be placed on any forward-looking statements, which speak only as of the date made. Neither Micronetics nor any other person can assume responsibility for the accuracy and completeness of forward looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Micronetics’ control. These factors include (without limitation): failure to satisfy any condition to closing of the Merger and that, in such case, Micronetics’ business will have been adversely affected during the pendency of the transactions contemplated by the Merger Agreement; failure to consummate or delay in consummating the transaction for other reasons; changes in laws or regulations; and changes in general economic conditions. Micronetics undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Micronetics’ most recent Form 10–K, 10–Q and 8–K reports filed with the SEC.

Additional Information about the Proposed Transaction and Where You Can Find It

Micronetics has filed with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant materials in connection with the proposed acquisition of Micronetics by Mercury. The definitive proxy statement has been mailed to Micronetics shareholders. Before making any voting or investment decisions with respect to the transaction, investors and security holders of Micronetics are urged to read the proxy statement and the other relevant materials because they contain important information about the transaction and Micronetics. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by accessing Micronetics’ website at www.micronetics.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link or by writing to Micronetics at 26 Hampshire Drive, Hudson, New Hampshire 03051.

Information Regarding Participants

Micronetics, Mercury and their respective directors, executive officers and certain other members of management and employees may solicit proxies from Micronetics stockholders in favor of the Merger (as defined in the Merger Agreement). Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Micronetics stockholders in connection with the proposed Merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Mercury’s executive officers and directors in its definitive proxy statement filed with the SEC on September 19, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Mercury’s website at www.mc.com and clicking on the “Investor Relations” link and then clicking on the “SEC Filings” link. You can find information about Micronetics’ executive officers and directors in its definitive proxy statement filed with the SEC on July 29, 2011. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the Micronetics website and clicking on the “Investors” link and then clicking on the “SEC Filings” link.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONETICS, INC.
(Registrant)

By:	/s/ Carl Lueders
Carl Lueders
Chief Financial Officer

Date: July 30, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release of Micronetics, Inc., dated as of July 30, 2012, announcing settlement of the Merger Litigation.